Exhibit 10.4

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***].

AMENDMENT AND RESTATEMENT AGREEMENT

This amendment and restatement agreement (“Amendment Agreement”), effective as of 31 December 2017, is made by and between Opera Software AS, a company incorporated under the laws of Norway whose registered office is at Gjerdrums vei 19, 0484, Oslo, Norway (“Opera”), and Google Ireland Limited, a company incorporated under the laws of Ireland whose principal place of business is at Gordon House, Barrow Street, Dublin 4 (“Google”).

INTRODUCTION

(A)       Google and Opera are parties to a Google Distribution Agreement, with an effective date of 1 August 2012 (as amended and novated to date, the “Agreement”).

(B)       The parties now wish to amend and restate the Agreement in the manner set out in this Amendment Agreement.

AGREED TERMS

1.       Definitions and interpretation

1.1       Capitalised terms used but not defined in this Amendment Agreement shall have the same meaning as in the Agreement.

1.2       Unless the context otherwise requires, references in the Agreement to "this Agreement" shall be to the Agreement as amended and restated by this Amendment Agreement.

2.       Amendment and restatement

With effect on and from the 1 January 2018 (the “2018 Renewal Date”), the Agreement shall be amended and restated in the form set out in the Appendix to this Amendment Agreement such that, on and from that date, the rights and obligations of the parties shall be governed by and construed in accordance with the provisions of the Appendix to this Amendment Agreement.

3.       Continuation

The Agreement shall remain in full force and effect unchanged except as modified by this Amendment Agreement.

4.       Governing Law and Jurisdiction

This Amendment Agreement is governed by English law and the parties submit to the exclusive jurisdiction of the English courts in relation to any dispute (contractual or non-contractual) concerning this Amendment Agreement.

1

Signed by the parties on the dates stated below

OPERA	GOOGLE
By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

2

APPENDIX

GOOGLE DISTRIBUTION AGREEMENT

This Distribution Agreement including all schedules and exhibits (collectively referred to as the “Agreement”), effective as of 1 August 2012 (the “Effective Date”), is made by and between Opera Software AS, a company incorporated under the laws of Norway whose registered office is at Gjerdrums vei 19, 0484, Oslo, Norway (“Opera”), and Google Ireland Limited, a company incorporated under the laws of Ireland whose principal place of business is at Gordon House, Barrow Street, Dublin 4 (“Google”).

1.	Definitions

1.1	“2015 Renewal Date” means 1 May 2015.

1.1A       “2018 Renewal Date” means 1 January 2018.

1.1	Not used.

1.2	“Ad” means an individual advertisement provided by Google in response to a query entered into a Search Access Point.

1.3	[***]

1.4	“Ad Revenues” means for any period during the Term, revenues that are recognised by Google from clicks on Ads on Search Results Pages in that period.

1.5	“Amendment Effective Date” means 1 June 2013.

1.6	Not used.

1.7	Not used.

1.8	Not used.

1.9	Not used.

1.10	“Brand Features” means trade names, trademarks, logos and other distinctive brand features of the relevant entity.

1.11	“Client ID” means a unique alpha numeric code provided by Google to Opera to be used by Opera to identify Payable Desktop Queries, Payable Smartphone Queries and/or Payable Feature Phone Queries made under Schedule One. Client IDs may be modified by Google from time to time in its sole discretion upon not less than fourteen (14) days’ written notice to Opera.

1.12	Not used.

1.13	“Confidential Information” means information disclosed by (or on behalf of) one party to the other party under or in connection with this Agreement that is marked as confidential or, from its nature, content or the circumstances in which it is disclosed, might reasonably be supposed to be confidential ([***]). It does not include information that the recipient already knew, that becomes public through no fault of the recipient, that was independently developed by the recipient or that was lawfully given to the recipient by a third party.

3

1.14	“Contract Year” means one year commencing on the Effective Date and then on each anniversary of that date.

1.15	“Default Search Provider” means that the Google Search Service will be pre-set and automatically used as the internet search service when an End User conducts a search from the applicable Search Access Point unless the End User actively selects another internet search service.

1.16	[***]

1.17	“Destination Page” means any web page which may be accessed by clicking on any portion of an Ad or Search Result served by Google under this Agreement.

1.18	“Device” means a Feature Phone or a Smartphone.

1.19	Not used.

1.20	Not used.

1.21	Not used.

1.22	Not used.

1.23	“End User” means an individual human end user of the applicable browser, using the browser by non-automated means.

1.24	Not used.

1.25	[***]

1.26	[***]

1.27	[***]

(a)	[***]

(b)	[***]

(c)	[***]

1.28	[***]

(a)	[***]

(b)	[***]

(c)	[***]

1.29	[***]

4

1.30	Not used.

1.31	“Existing Install Base” means any Opera Desktop Browser, Opera Mini Browser or Opera Mobile Browser which was distributed by Opera or any Third Party Distributor in the Territory before the Effective Date which, had it been distributed during the Term, would be an Included Opera Browser.

1.32	“Feature Phone” means any mobile wireless device that is not a Smartphone.

1.33	Not used.

1.34	Not used.

1.35	“g” means the Google Product known as at the Effective Date as ‘Google+’ and all successors, updates and/or replacements of such product from time to time.

1.36	Not used.

1.37	“Google Account” means the unified sign-in system in the form of an account created by an End User that provides access to a variety of Google Products.

1.38	“Google Brand Features” means the Brand Features of Google or any Google Group Company.

1.39	“Google Branding Guidelines” means the applicable Google branding guidelines located at http://www.google.com/permissions/guidelines.html and the Google mobile branding guidelines located at http://www.google.com/wssynd/mobile_guidelines.html (or such different URLs as Google may provide to Opera from time to time), together with such additional brand treatment guidelines as Google may make available to Opera from time to time.

1.40A “Google Extension” has the meaning given in clause 9.1 of this Agreement.

1.40	“Google Opera Browser” means each:

(a)	Included Opera Desktop Browser; Included Opera Mini Browser; and Included Opera Mobile Browser, which has Google set as the Default Search Provider for all Search Access Points in accordance with clause 2 of Schedule One.

(b)	Not used.

1.41	Not used.

1.42	“Google Product” means any products, services and/ or technology (including any API) provided or being developed by or on behalf of Google and/ or any Google Group Company from time to time (including but not limited to the Google Search Service).

1.43	“Google Search Service” means the algorithmic web search and search-based advertising service made generally available by Google at www.google.com and its international and mobile equivalents.

5

1.44	“Google Technical Protocols” means the Google technical protocols and other technical requirements and specifications applicable to the Google Search Service as notified by Google to Opera from time to time.

1.45	“Group Company” means in relation to each of the parties: (a) any parent company of that party; and (b) any corporate body of which that party directly or indirectly has control or which is directly or indirectly controlled by the same person or group of persons as that party.

1.46	Not used.

1.47	[***]

1.48	[***]

1.49	[***]

1.50	[***]

1.51A	“Initial Term” means the period beginning on the Effective Date and ending on 31 December 2020.

1.51	“Intellectual Property Rights” means all copyright, moral rights, patent rights, trade marks, design right, rights in or relating to databases, rights in or relating to confidential information, rights in relation to domain names, and any other intellectual property rights (registered or unregistered) throughout the world.

1.52	Not used.

1.53	“Material Change” means a change to the user interface of a browser which could reasonably be expected to affect usage of the Google Search Services in a Search Access Point, including (but not limited to): any changes to the format, size or placement of any Search Access Point; any change in the usage of Google Brand Features or other attribution or similar wording; or any change to the list of options which is displayed after an End User has typed a query into a Search Access Point.

1.54	Not used.

1.55	“Mobile Fixed Fee Period” means the period from the Effective Date until the date which is 18 (eighteen) months after the Effective Date.

1.56	“Mobile Next Searches” means any of the following End User actions occurring within the same user session (as determined by Google) following any Valid Search Query submitted into any Payable Mobile Search Access Point: (i) the End User selects the “next” link at the bottom of a Search Results Page in order to display a subsequent Search Results Page; (ii) the End User selects a numerically identified results page in order to display a subsequent Search Results Page; or (iii) End User enters and submits a new query into the Google search box appearing on a Search Results Page, in each case provided that a Valid Search Query is generated.

6

1.57	“Mobile Operator” means any mobile network operator with whom Opera has a written agreement in place (which is in effect at any time during the Term) pursuant to which Opera customises certain elements of the Opera Mini Browser and/or Opera Mobile Browser. (For the avoidance of doubt, a Mobile Operator may be a Third Party Distributor).

1.58	“Navigational Error Page” means a page displayed by Opera as a result of an end user entering a URL into the address field which does not get a server response and triggers a domain name resolution failure, as shown in Exhibit A (part g).

1.59	“Net Ad Revenue” means for any period during the Term, Ad Revenues for that period minus the Ad Deduction for that period.

1.60	”New Tab Page” means any new tab page of the type shown in Exhibit A (part f).

1.61	“Next Searches” means any of the following End User actions occurring within the same user session (as determined by Google) following any Valid Search Query submitted into any Payable Desktop Search Access Point: (i) the End User selects the “next” link at the bottom of a Search Results Page in order to display a subsequent Search Results Page; (ii) the End User selects a numerically identified results page in order to display a subsequent Search Results Page; or (iii) End User enters and submits a new query into the Google search box appearing on a Search Results Page, in each case provided that a Valid Search Query is generated.

1.62	Not used.

1.63	“Opera Desktop Browser” means any browser released by Opera (alone or in conjunction with one or more third parties) which is Opera branded, Opera co-branded or third party branded and which is a browser for desktop computers (including laptop computers and equivalent machines) or televisions, including but not limited to: (i) the browser known as at the Effective Date as ‘Opera Desktop’ (as such browser may be re-branded, updated or succeeded from time to time); (ii) any version of ‘Opera Desktop’ or any other desktop browser which has been customised as a result or an arrangement or agreement between Opera and a Third Party Distributor; and (iii) the ‘Opera TV’ browser (as such browser may be re-branded, updated or succeeded from time to time), until Opera notifies Google in writing that it wishes to remove the same from the scope of the Agreement.

1.64	“Opera Mini Browser” means Opera’s web browser known as at the Effective Date as ‘Opera Mini’ (as such browser may be re-branded, updated or succeeded from time to time), where the full version of Opera’s web browser is on the server side and a thin client in Java, Brew or similar programming language is located in an End User’s Device, including but not limited to any version of ‘Opera Mini’ which has been customised as a result of an arrangement or agreement between Opera and a Mobile Operator.

1.65	“Opera Mobile Browser” means any browser released by Opera (alone or in conjunction with one or more third parties) which is Opera branded, Opera co-branded or third party branded and which is a browser for Devices or any other wireless mobile device, excluding any Opera Mini Browser and including but not limited to: (i) the browser known as at the Effective Date as ‘Opera Mobile’ (as such browser may be re-branded, updated or succeeded from time to time); (ii) the browser known as ‘Opera Coast’ (as such browser may be re-branded, updated or succeeded from time to time); and (iii) any version of ‘Opera Mobile’ or ‘Opera Coast’ which has been customised as a result of an arrangement or agreement between Opera and a Mobile Operator.

7

1.66	“Payable Desktop Query” means: (a) a Search Query submitted into any Payable Desktop Search Access Point which has been implemented in accordance with this Agreement and which is a Valid Search Query; and (b) Next Searches.

1.67	“Payable Desktop Search Access Point” means the Search Access Points listed in Exhibit A on any Included Opera Desktop Browser or any Opera Desktop browser which forms part of the Existing Install Base, other than any Excluded Search Access Point.

1.68	“Payable Mobile Query” means a Search Query submitted into any Payable Mobile Search Access Point which has been implemented in accordance with this Agreement and which is a Valid Search Query and Mobile Next Searches.

1.69	“Payable Smartphone Query” means a Payable Mobile Query made on a Smartphone.

1.70	“Payable Feature Phone Query” means a Payable Mobile Query made on a Feature Phone.

1.71	“Payable Mobile Search Access Point” means the Search Access Points listed in Exhibit B (part a through to part d) on: any Included Opera Mobile Browser; or any Included Opera Mini Browser or any Opera Mobile Browser or Opera Mini Browser which forms part of the Existing Install Base.

1.72	“Payable Search Access Point” means the Payable Desktop Search Access Points and the Payable Mobile Search Access Points.

1.73	“Quarter” means each consecutive 3 (three) month period during the Term, commencing on and from the Effective Date.

1.74	“Relevant Fees” has the meaning given in clause 7.4 of this Agreement.

1.75	“Result” means Search Results or Ads.

1.75A	[***]

1.76	“Scraping” means the use of any automated means (for example scraping or robots) to access, query or otherwise to generate traffic in order to collect information from or relating to the Google Search Service or any other Google Product or from any website owned or operated by Google.

1.77	[***]

(a)	[***]

8

(i)	[***]

(ii)	[***]

(b)	[***]

(i)	[***]

(ii)	[***]

(iii)	[***]

(c)	[***]

1.78	“Search Result” means any search result provided by Google in response to a query submitted by an End User into a Search Access Point.

1.79	“Search Results Page” means the Google hosted web page on Google.com or the country equivalent (e.g. Google.ru) containing Search Results and/or Ads that is made available in response to a Search Query.

1.80	“Search Query” means a text query submitted by an End User into a Search Access Point for the purpose of receiving Search Results.

1.81	Not used.

1.82	“Smartphone” means any mobile wireless device running the Android or iOS operating system, including tablets.

1.83	Not used.

1.84	“Term” means the Initial Term and any Google Extension.

1.85	[***]

1.86	“Third Party Distributor” means any individual or entity that directly or indirectly distributes and/or promotes any Opera Desktop Browser, Opera Mini Browser or Opera Mobile Browser.

1.87	“Updates” means updates, refreshes, corrections and modifications.

1.88	“User Personal Data” means any personal data (as defined in Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, as updated, amended and replaced from time to time) relating to an End User.

1.89	Not used.

1.90	Not used.

9

1.91	“Valid Search Query” means a Search Query or Next Search or Mobile Next Search (as applicable) received by Google which: (i) conforms to the applicable Google Technical Protocols; (ii) is not generated by any automated, deceptive, fraudulent or other invalid means (including robots, macro programs, and internet agents) as reasonably determined by Google; and (iii) contains the applicable Client ID.

2.	Google as Default Search Provider

2.1	Schedule One (Search Distribution) of this Agreement shall apply.

3.	Not used.

4.	Payment

4.1	Schedule One Payments. Google shall pay Opera any payments due pursuant to clause 6.1 of Schedule One on a calendar monthly basis, within forty five (45) days following the last day of the calendar month for which the payments are applicable.

4.2	Not used.

4.3	Notwithstanding any other provision of this Agreement, Google reserves the right to suspend any payments to Opera for one (1) month if Google reasonably suspects, in its sole discretion, artificially high performance or invalid generation of Payable Desktop Queries and/or Payable Mobile Queries. At the expiry of such one (1) month period Google will by the end of the next calendar month either (i) pay the amount accrued up until the last calendar month concluded under this Agreement, or (ii) terminate this Agreement if permitted pursuant to clause 9 below.

4.4	If, at any point during the Term, any taxes (other than taxes based on Google's net income) are, or become, payable in relation to the distribution of the Google Products pursuant to this Agreement, Opera will be responsible for paying such taxes. All payments to Opera from Google under this Agreement will be treated as exclusive of VAT (if applicable). If Google is obliged to withhold any taxes from such payments to Opera, Google will notify Opera of this and will make such payments net of the withheld amounts. Google will provide Opera with original or certified copies of tax payments (or other sufficient evidence of tax payments) if any of these payments are made by Google.

4.5	All payments due to Google or to Opera will be in United States Dollars and made by electronic transfer to the account notified to the paying party by the other party for that purpose. In all cases, the party receiving payment will be responsible for any bank charges assessed by the recipient's bank.

4.6	The party to whom any payment is owed may charge interest at the rate of 2% per annum above the base rate of Barclays Bank PLC from time to time, from the due date until the date of actual payment, whether before or after judgment, on any fee which is overdue pursuant to this Agreement.

4.7	In addition to other rights and remedies Google may have, Google may offset any payment obligations to Opera that Google may incur under this Agreement against any product or service fees owed to Google and not yet paid by Opera under any other agreement between Opera and Google.

10

4.8	If Google overpays Opera for any reason, Google will, unless it has notified Opera otherwise, set off the overpaid amounts against Google’s payment obligations to Opera under this Agreement to which the overpaid amounts related, or require Opera to pay to Google within thirty (30) days of an invoice, any such overpaid amounts.

4.9	Opera may not charge any fees to End Users or Third Party Distributors in connection with the Google Products or any other Google applications or services made available under this Agreement. In the event that at any time during the Term, Opera becomes aware that any of its Third Party Distributors are charging any fees (except for data roaming fees and similar data charges) to End Users in connection with the Google Products or any Google applications or services made available under this Agreement, Opera shall: (a) immediately notify Google by email; and (b) if so requested by Google, work with Google to stop such actions and to prevent any further use of or access to the Google Products or other Google application or service through the applicable Included Opera Desktop Browser, Included Opera Mini Browser, Included Opera Mobile Browser or browser forming part of the Existing Install Base by such Third Party Distributor or further distribution by such Third Party Distributor of any versions of such Included Opera Desktop Browser, Included Opera Mini Browser or Included Opera Mobile Browser.

5.	Warranties

5.1	Google and Opera each warrant to the other that it shall use reasonable care and skill in complying with its obligations under this Agreement.

5.2	No conditions, warranties or other terms apply to the Google Products or to any other goods or services supplied by Google or Opera under this Agreement unless expressly set out in this Agreement. Subject to clause 7.1(b) no implied conditions, warranties or other terms apply (including any implied terms as to satisfactory quality, fitness for purpose or conformance with description).

6.	[***]

6.1	[***]

6.2	Google shall: (a) notify Opera of the Claim promptly after becoming aware of it; (b) provide Opera with reasonable information, assistance and cooperation in responding to and, where applicable, defending such Claim; and (c) give Opera full control and sole authority over the defence and settlement of such Claim. Google may appoint its own supervising counsel of its choice at its own expense.

7.	Limitation of Liability

7.1	[***]

(a)	[***]

(b)	[***]

11

(c)	[***]

(d)	[***]

7.2	[***]

(a)	[***]

(b)	[***]

(c)	[***]

(d)	[***]

[***]

7.3	[***]

(a)	[***]

(b)	[***]

7.4	[***]

(a)	[***]

(b)	[***]

[***]

7.5	[***]

8.	Confidentiality and Publicity

8.1	The recipient of any Confidential Information shall not disclose that Confidential Information, except to Group Companies, employees, agents and/or professional advisors who need to know it and who have agreed in writing (or in the case of professional advisors are otherwise bound) to keep it confidential. The recipient shall ensure that those people and entities: (a) use such Confidential Information only to exercise rights and fulfil obligations under this Agreement; and (b) keep such Confidential Information confidential. The recipient may also disclose Confidential Information when required by law after giving reasonable notice to the discloser, such notice to be sufficient to give the discloser the opportunity to seek confidential treatment, a protective order or similar remedies or relief prior to disclosure.

8.2	Neither party may issue any press release regarding or in connection with this Agreement without the other party’s prior written approval. Google agrees that Opera may issue public announcements when required by law, including announcements to the Oslo stock exchange, without having to obtain Google’s prior consent, provided always that Opera provides Google with prior notice of any announcement required by law unless it is not possible for Opera to provide advance notice in the circumstances in which case Opera shall provide notice as soon as the announcement has occurred (notice by email being acceptable). [***]

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8.3	[***]

9.	Term and Termination

9.1	Unless terminated earlier in accordance with its terms, this Agreement will begin on the Effective Date and continue for the Term. Google may extend the Initial Term by a one off 12 month period (the “Google Extension”) by providing at least 30 (thirty) days written notice before the end of the Initial Term.

9.2	Either Google or Opera may suspend performance and/or terminate this Agreement with immediate effect, if the other party: (a) is in material breach of this Agreement where the breach is incapable of remedy; or (b) is in material breach of this Agreement where the breach is capable of remedy and fails to remedy that breach within thirty (30) days after receiving written notice of such breach.

9.3	Either Google or Opera may suspend performance and/or terminate this Agreement with immediate effect, if in respect of the other party or any Group Company of the other party any of the following events occur:

(a)	it is, or is deemed for the purposes of any applicable law to be, unable to pay its debts as they fall due for payment;

(b)	a petition is presented or documents filed with a court or any registrar or any resolution is passed for its winding-up, administration or dissolution or for the seeking of relief under any applicable bankruptcy, insolvency, company or similar law;

(c)	any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, supervisor, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

(d)	any event analogous to the events listed in (a) to (c) above takes place in respect of it in any jurisdiction.

9.4	Notwithstanding any other provision of this Agreement, Google may terminate this Agreement immediately upon written notice to Opera if:

(a)	Opera is in breach (whether or not material) of clause 14 (Prohibited Actions), provided that Google provides such written notice of termination to Opera within thirty (30) days of the date on which Google became aware of the relevant breach (and such termination right shall be without prejudice to Google’s rights under clause 9.2);

(b)	if Opera is in material breach of any Termination Trigger Clause (as defined below) and, where such breach is capable of remedy, fails to remedy that breach within fourteen (14) days after receiving written notice of the breach; or

(c)	if Opera is in breach (whether or not material) of a Termination Trigger Clause and fails to remedy that breach within thirty (30) days after receiving written notice of the breach.

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9.5	[***]

(a)	[***]

(b)	[***]

9.6	Notwithstanding any other provision of this Agreement, Google may terminate this Agreement immediately upon notice to Opera if Opera is in material breach of this Agreement more than twice notwithstanding any cure of such breaches.

9.7	Notwithstanding any other provision of this Agreement, in the event that the government or controlling body of any country or territory in which Google Products are distributed imposes any law, restriction or regulation that makes it illegal to distribute the Google Products, or any portion thereof, into such country or territory, or if any such law, restriction or regulation places a substantial burden on Google, where substantial is measured with respect to Google’s economic benefit under this Agreement, as determined by Google in its reasonable and good faith judgment (such substantial burden, a “Substantial Burden”), then Google may require Opera to suspend all distributions of Google Products in such country or territory until such time as such law, restriction or regulation is repealed or nullified or modified such that it is no longer illegal or a Substantial Burden, as applicable, for Google Products to be distributed in such country or territory (“Google Special Suspension”). If a Google Special Suspension occurs, Parties will negotiate in good faith to lower the Minimum Query Thresholds set out in clause 7 of Schedule One as well as the payments due under clause 6 of Schedule One. Notwithstanding any other provision of this Agreement, in the event that the government or controlling body of any country or territory in which Opera Browsers are distributed imposes any law, restriction or regulation that makes it illegal to distribute the Opera Browsers, or any portion thereof, into such country or territory, or if any such law, restriction or regulation places a substantial burden on Opera, where substantial is measured with respect to Opera’s economic benefit under this Agreement, as determined by Opera in its reasonable and good faith judgment (such substantial burden, a “ Substantial Burden”), then Opera may suspend all distributions of Opera Desktop Browsers, Opera Mini Browsers or Opera Mobile Browsers in such country or territory until such time as such law, restriction or regulation is repealed or nullified or modified such that it is no longer illegal or a Substantial Burden, as applicable, for such browsers to be distributed in such country or territory (“Opera Special Suspension”). If an Opera Special Suspension occurs, Parties will negotiate in good faith to lower the Minimum Query Threshold of clause 7 in Schedule One as well as the payments due under clause 6 of Schedule One.

9.8	Upon the expiration or termination of this Agreement for any reason: (a) all rights and licences granted by each party under this Agreement shall cease immediately; (b) if requested, each party shall use its reasonable endeavours to promptly return to the other party, or destroy and certify the destruction of, all Confidential Information disclosed to it by the other party; (c) the fees payable to Opera hereunder will immediately cease accruing following such expiration or termination of this Agreement, and Google will within sixty (60) days pay to Opera any undisputed amounts which have accrued from the time of the most recent payment to Opera through the date of termination or expiration of this Agreement; (d) Opera will promptly pay to Google any amounts owed to Google; and (e) if requested by Google, Opera will immediately stop marketing and distributing the Google Products to the extent technically possible.

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9.9	Neither party will be liable to the other for any damages resulting solely from termination of this Agreement as permitted for under this Agreement.

10.	The rights and obligations of any clauses which under their terms or by implication ought to survive, shall survive the expiration or termination of this Agreement.

11.	Intellectual Property Rights

11.1	Opera acknowledges that Google and/or its licensors own all right, title and interest, including without limitation all Intellectual Property Rights in and to the Google Products, the Google Brand Features, and all improvements thereof. Google will not be restricted from selling, licensing, modifying, or otherwise distributing the Google Products and/or the Google Brand Features to any third party.

11.2	Except to the extent expressly stated otherwise in this Agreement, neither Google nor Opera shall acquire any right, title, or interest in any Intellectual Property Rights belonging to the other party, or the other party’s licensors. Any rights not expressly granted herein are deemed withheld.

12.	Trade Mark Licence

12.1	Google grants to Opera a non-exclusive, non-transferable and non-sublicensable licence during the Term to use Google’s Brand Features solely to fulfil Opera’s obligations under this Agreement in accordance with its terms, subject to compliance with the Google Branding Guidelines as notified by Google to Opera from time to time. Any use of Google’s Brand Features pursuant to this Agreement is subject to Google’s prior written permission (including via email).

12.1A	If permitted by Google in writing, in its sole discretion (which may be revoked by written notice at any time), Opera may pre load bookmarks to Google Products into such Opera Mini Browsers and/or Opera Mobile Browsers as Google may specify, in accordance with the licence in clause 12.1 of this Agreement.

12.2	All goodwill arising from the use by Opera of Google’s Brand Features shall belong to Google. Opera acknowledges that the Google Brand Features are owned solely by Google and Google Group Companies.

12.3	Opera grants to Google and each Google Group Company a non-exclusive licence during the Term to: (a) use Opera Brand Features to exercise its rights and fulfil its obligations under this Agreement and in its marketing material and both internal and external presentations, subject to compliance with the then current Opera trademark branding guidelines (currently located at www.opera.com/portal/contract/trademark) as notified by Opera to Google from time to time; and (b) sub-licence the rights granted in this clause to Mobile Operators. All goodwill arising from the use by Google of Opera Brand Features and trademarks shall belong to Opera.

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13.	[***]

13.1	[***]

13.2	[***]

(a)	[***]

(b)	[***]

13.3	[***]

(a)	[***]

(b)	[***]

13.4	[***]

(a)	[***]

(b)	[***]

(c)	[***]

[***]

13.5	[***]

13.6	[***]

(a)	[***]

(b)	[***]

(c)	[***]

[***]

13.7	[***]

13.8	[***]

14.	Prohibited Actions.

14.1	Opera shall not, and shall not knowingly allow any third party to (and shall require that Third Party Distributors do not, and do not knowingly allow any third party to):

(a)	modify, obscure or prevent the display of all, or any part of, any Results;

16

(b)	edit, filter, truncate, append terms to or otherwise modify any search query entered into a Search Access Point;

(c)	implement any click tracking or other monitoring of Results;

(d)	display any Results in pop-ups, pop-unders, exit windows, expanding buttons, animation or other similar methods;

(e)	interfere with the display of or frame any Search Results Page or any page accessed by clicking on any Results;

(f)	(without prejudice to the generality of clause 14.1(e) above) edit, modify, truncate, filter or change the order of the information contained on any Search Results Page, including but not limited to commingling any Search Results and/or Ads with search and/or advertising results provided by a third party;

(g)	(without prejudice to the generality of clause 14.1(e) above) minimise, remove or otherwise inhibit the full and complete display of any Search Results Page (including any Search Results and/or Ads) and/or the corresponding Destination Pages;

(h)	display any content between any Results and the corresponding Destination Page or place any interstitial content immediately before any Search Results Page;

(i)	save to the extent permitted pursuant to clause 13.6 of this Agreement above, enter into any type of co-branding, white labelling, syndication or subsyndication arrangement with any third party in connection with any Google Product, any Results or Ad Revenue (including any arrangement under which a third party pays to or receives from Opera any fees, revenue share or other amounts in return for the display of Results and/or access to Google Products);

(j)	transfer, sell, lease, lend or use for timesharing, service bureau or other unauthorised purposes, the Google Products or access thereto (including, but not limited to Search Results and/or Ads, or any part, copy or derivative thereof);

(k)	directly or indirectly, (i) offer incentives to End Users or any other persons to generate Search Queries or clicks on Results, (ii) fraudulently (or through any automated, deceptive or other invalid means, including, but not limited to, click spam, robots, macro programs, and Internet agents) generate Search Queries or clicks on Results or (iii) modify Search Queries or clicks on Results;

(l)	“crawl”, “spider”, index or in any non-transitory manner store or cache information obtained from the Google Search Service (including any Results);

(m)	redirect an End User away from a Search Results Page and/or a Destination Page;

(n)	remove, deface, obscure, or alter Google's copyright notice, trademarks or other proprietary rights notices affixed to or provided as a part of the Google Products (including on any Search Results Page), or any other Google technology, software, materials and documentation provided to Opera in connection with this Agreement;

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(o)	modify, adapt, translate, prepare derivative works from, decompile, reverse engineer, disassemble or otherwise attempt to derive source code from the Google Search Service, Google data protocols or any other Google Product or Google technology, content, data, routines, algorithms, methods, ideas design, user interface techniques, software, materials and documentation;

(p)	place or associate anything on or near any Search Access Point or the Google Search Service that in any way implies that Google is responsible for any content, information or web site accessed via any Google products or services;

(q)	create or attempt to create a substitute or similar service or product through use of or access to any of the Google Products or proprietary information related thereto;

(r)	provide End Users with access (directly or indirectly) to any Results or Google Products using any application, plug-in, helper, component or other executable code that runs on a user’s computer. For the avoidance of doubt, an End User using any browser add-ons or third party extension hosted by Opera (prior to such add-on or extension being taken down pursuant to Opera’s standard take-down procedure) to access such Results or Google Products shall not be considered a Prohibited Action;

(s)	display on any web site which is distributed by Opera with an Included Opera Browser, the Existing Install Base, or otherwise promoted by Opera to End Users of an Included Opera Browser and/or the Existing Install Base in connection with their use of the Included Opera Browser, the Existing Install Base and/or any content that violates or encourages conduct that would violate any applicable laws, any third party rights or the Google Technical Protocols;

(t)	distribute the Google Products, either in whole or in part, in any way or to any other person, other than as permitted by this Agreement, without the prior written consent of Google or for unauthorised purposes;

(u)	serve or otherwise place any advertisements within or on top of any Search Access Point;

(v)	block or otherwise take any action to prevent or hinder access by End Users to the Google Products, Search Access Points or to any information required to use Google applications or services, except to the extent that standard content filtering solutions such as IWF filtering and filtering solutions required by Opera's Third Party Distributors or by regulatory authorities would filter any such information;

(w)	enable or allow any third party to access or use any User Personal Data related to Google’s Products (unless aggregated and anonymised) or any Client ID;

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(x)	enable or permit Scraping; or

(y)	insert into the Included Opera Browser or the Existing Install Base any viruses, worms, date bombs, time bombs, or other code that is specifically designed to cause a Google Product to cease operating, or to damage, interrupt, allow access to or interfere with a Google Product.

14.2	Opera shall, and shall require that Third Party Distributors, take appropriate measures to prevent any third party from carrying out any of the activities in clause 14.1, where it is reasonably possible for such measures to be implemented.

15.	Other Agreements

15.1	With effect from the Effective Date, this Agreement replaces and supersedes the agreements between the parties listed at (a) to (c) below (the “Original Agreements”). Nothing in this Agreement shall affect the rights, obligations and liabilities of the parties arising under the Original Agreements prior to the Effective Date:

(a)	strategic affiliate agreement dated as of September 5, 2001 (as amended by amendments one to twelve) which is hereby terminated with effect on and from the Effective Date and notwithstanding the foregoing the parties agree that Google’s obligation to continue to pay Opera a “Referral Traffic Payment” following termination of the agreement shall not apply following termination of such agreement;

(b)	Google distribution agreement with an effective date of 1 November 2009 (as amended by amendments one to seven) which is hereby terminated with effect on and from the Effective Date; and

(c)	promotion and distribution agreement effective as of 1 November 2011, which is hereby terminated with effect on and from the Effective Date.

16.	Technical Implementation.

16.1	Upon Google’s request, Opera shall provide Google with the latest version of the Opera Desktop Browser, Opera Mini Browser and/or the Opera Mobile Browser for testing and evaluation purposes [***].

16.2	Google will assign a technical representative to Opera, who will provide reasonable assistance to Opera with the implementation of the Opera Desktop Browser, Opera Mini Browser and/or Opera Mobile Browser in accordance with this Agreement. The Google technical representative will only be responsible for providing assistance to Opera, and will not provide any direct support to End Users or any other third party. Opera will assign a technical representative to Google who will act as the primary contact for Google in any technical or support issues. Each party shall use reasonable endeavours to respond to technical and support queries within seven (7) days of receiving the query.

16.3	Opera shall provide support services with respect to each Included Opera Browser and/or the Existing Install Base to End Users as generally available at its own expense. Google will make available support to End Users as generally available for all users of the same Google Products, applications or services distributed organically by Google.

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16.4	If Google modifies the Google Branding Guidelines, the Google Technical Protocols or any other technical requirements and such modification requires action by Opera, Opera will implement the applicable changes no later than thirty (30) days from receipt of notice from Google, or such longer time frame as may be agreed by Google in writing (including by email).

16.5	Google may require Opera to make immediate fixes or changes to the implementation of any Included Opera Browser, the Existing Install Base or Search Access Point if a fault in such implementation could reasonably cause or is causing an interruption or degradation of the applicable Google Product and Opera shall make such fixes or changes as soon as reasonably possible.

17.	General

17.1	The words "include" and "including" will not limit the generality of any words preceding them.

17.2	All notices of termination or breach must be in English, in writing, addressed to the other party’s legal department and: (a) if for Opera, sent to Opera’s address or fax number, Attn. General Counsel; and (b) if for Google [***], or such other address as either party has notified to the other in accordance with this clause. All other notices must be in English, in writing, addressed to the other party’s primary contact and sent to their then current postal address or email address. All notices shall be deemed to have been given on receipt as verified by written or automated receipt or electronic log (as applicable).

17.3	Neither party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other, except that Google may assign its rights and/or obligations under this Agreement to any Google Group Company without Opera’s consent. Any other attempt to transfer or assign is void.

17.4	A party may terminate this Agreement immediately upon written notice if there is a Change of Control of the other party, other than in the context of an internal solvent restructuring or reorganisation of its Group Companies. In this clause the term "Control" shall mean the possession by any person(s) directly or indirectly of the power to direct or cause the direction of another person and "Change of Control" is to be construed accordingly. The party experiencing such Change of Control will notify the other party in writing of this within thirty (30) days after the Change of Control. If the terminating party has not exercised its right of termination under this clause within thirty (30) days following receipt of notice of the other party’s Change of Control, that right of termination will expire.

17.5	Opera will comply with all applicable export and re-export control laws and regulations (“Export Laws”), which the parties agree include: (i) the Export Administration Regulations maintained by the U.S. Department of Commerce, (ii) trade and economic sanctions maintained by the U.S. Treasury Department’s Office of Foreign Assets Control, and (iii) the International Traffic in Arms Regulations maintained by the U.S. Department of State. Google will provide Opera with reasonable assistance in providing information pertaining to the Google technologies made available to Opera pursuant to this Agreement as is required by Opera to meet its obligations under this clause.

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17.6	Opera will comply with all applicable anti-bribery laws, including the US Foreign Corrupt Practices Act of 1977, 15 U.S.C. Section 78dd-1, et seq (“Anti-Bribery Laws”), which prohibits corrupt offers of anything of value to a government official to obtain or keep business. Opera will not engage in any conduct that could create l for Google under any Anti-Bribery Laws. If Opera does not comply with this Section, such non-compliance will be considered a material breach of this Agreement and Google may terminate this Agreement immediately.

17.7	Opera may not sub-contract its obligations under this Agreement, in whole or in part, without the prior written consent of Google.

17.8	Except as expressly stated otherwise, nothing in this Agreement shall create or confer any rights or other benefits in favour of any person other than the parties to this Agreement.

17.9	Except as expressly stated otherwise, nothing in this Agreement shall create an agency, partnership or joint venture of any kind between the parties.

17.10	Neither party shall be liable for failure to perform or delay in performing any obligation under this Agreement if the failure or delay is caused by any circumstances beyond its reasonable control.

17.11	Failure or delay in exercising any right or remedy under this Agreement shall not constitute a waiver of such (or any other) right or remedy.

17.12	The invalidity, illegality or unenforceability of any term (or part of a term) of this Agreement shall not affect the continuation in force of the remainder of the term (if any) and this Agreement.

17.13	Subject to clause 7.1(b), this Agreement sets out all terms agreed between the parties in relation to its subject matter and supersedes all previous agreements between the parties relating to the same. In entering into this Agreement neither party has relied on any statement, representation or warranty not expressly set out in this Agreement.

17.14	This Agreement is governed by English law and the parties submit to the exclusive jurisdiction of the English courts in relation to any dispute (contractual or non-contractual) concerning this Agreement, except that either party may apply to any court for an injunction or other relief to protect its Intellectual Property Rights. If this Agreement is translated into any other language, if there is conflict the English text will take precedence.

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SCHEDULE ONE – SEARCH DISTRIBUTION

1.	Distribution

1.1	Subject to the terms and conditions of this Agreement, Google hereby grants to Opera a nontransferable, non-sublicensable, royalty-free, nonexclusive license to distribute the Google Search Service in the manner set forth in this Agreement.

2.	Default Search Provider for Search Access Points

2.1	Subject to clause 3 of this Schedule One below, Opera shall set Google as the Default Search Provider for all Search Access Points on all Included Opera Browsers distributed in the Territory during the Term by Opera or any Third Party Distributor.

2.2	Subject to clause 3 of this Schedule One below, within thirty (30) days of the Effective Date, Opera shall (to the extent it has not already done so and to the extent that it is technically possiblem) set Google as the Default Search Provider for all Search Access Points on those browsers in the Existing Install Base where the applicable End User has not previously actively selected a default search provider in their settings.

3.	[***]

3.1	[***]

(a)	[***]

(b)	[***]

(c)	[***]

(d)	[***]

(e)	[***]

(f)	[***]

3.2	[***]

3.3	[***]

4.	[***]

4.1	[***]

(a)	[***]

(b)	[***]

[***]

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5.	[***]

5.1	[***]

5.2	[***]

5.3	[***]

6.	[***]

6.1	[***]

(a)	[***]

(b)	[***]

(c)	[***]

(i)	[***]

(ii)	[***]

(iii)	[***]

6.2	[***]

6.3	[***]

6.4	Google will pay to Opera the payments stated in this clause 6 of this Schedule One subject to the following provisions:

(a)	Google may send uncompensated test Search Queries to the Google Search Service or make uncompensated clicks on Ads or generate uncompensated impressions of or action regarding Ads at any time where reasonably required to monitor or test the Google Search Service;

(b)	notwithstanding any other provision of this Agreement, until Google notifies Opera in writing to the contrary, no payments shall become due under this Agreement for: (i) any Search Queries which are made through the ‘Opera TV’ browser (as such browser may be re-branded, updated or succeeded from time to time), or (ii) any Ad Revenues that result from such Search Queries; and

(c)	notwithstanding any other provision of this Agreement, no payments shall become due under this Agreement for: (i) any Search Queries which are not made through a Payable Search Access Point, or (ii) any Ad Revenues that result from such Search Queries, irrespective of any use of the Google Search Service for any such Search Query. In accordance with clause 9.4 of this Schedule One, Opera shall ensure that a Client ID is not included in any such Search Query.

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6.5	Other than as expressly set out in this clause 6 of this Schedule One or elsewhere in this Agreement, Google and Opera will each retain all revenue generated from the provision of their respective products and services without further accounting to any other party (including any revenue generated by Google or any Google Group Company from Ads.)

7.	[***]

7.1	[***]

(a)	[***]

(b)	[***]

(c)	[***]

7.2	[***]

(a)	[***]

(b)	[***]

[***]

(c)	[***]

8.	Reporting

8.1	On a monthly basis during the Term, in respect of the previous month, Google will provide Opera with the following reports:

(a)	Not used.

(b)	Not used.

(c)	Not used.

(d)	In respect of each month in the period commencing on and from the 2015 Renewal Date until the expiry or termination of this Agreement: the Net Ad Revenues generated from all Payable Feature Phone Queries, all Payable Smartphone Queries, and all Payable Desktop Queries, each attributable to the applicable month.

(e)	In respect of each month in the period commencing on and from the 2018 Renewal Date: the Net Ad Revenues attributable to the applicable month, generated from each Client ID assigned in respect of a Revenue Share Distributor.

9.	Implementation and Maintenance

9.1	During the Term, Opera will ensure that the Google Search Service on Included Opera Browsers and the Existing Install Base, is implemented and maintained in accordance with (a) the Google Branding Guidelines, (b) the screenshots and specifications set forth in Exhibits A and B; (c) the Google Technical Protocols (if any) and any other technical requirements and specifications applicable to the Google Search Service that are provided to Opera by Google from time to time.

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9.2	Opera shall only implement Navigational Error Pages client-side without changing or obscuring server error codes. Opera shall ensure that the Navigational Error Page does not include any advertisements and that an End User can opt-out of the Navigational Error Page handling by Opera through a link on the Navigational Error Page.

9.3	Opera shall ensure that the correct Client IDs are implemented in accordance with instructions from Google and that every Payable Desktop Query and every Payable Mobile Query entered by an End User includes the correct Client ID. For the avoidance of doubt, Google understands and acknowledges that Opera shall not be required to update the Client ID in the Existing Install Base where it is not technically possible to do so.

9.4	Opera shall ensure that Client IDs are only implemented in respect of Payable Search Access Points. Without prejudice to the generality of the forgoing, Opera shall ensure that Client IDs are not included in:

(a)	any location or Search Access Point other than a Payable Search Access Point;

(b)	any Excluded Opera Desktop Browsers, Excluded Opera Mobile Browsers or Excluded Opera Mini Browsers (even if such browsers contain an option to select the Google Search Service in a menu of search providers);

(c)	any Excluded Search Access Points (even if such Excluded Search Access Points contain an option to select the Google Search Service in a menu of search providers).

9.5	Opera shall provide such information to Google as Google may reasonably request with respect to the use and application of any Client IDs.

9.6	On and from the Amendment Effective Date, Opera shall ensure that: (a) Payable Smartphone Queries and Payable Feature Phone Queries are identified by separate and distinct Client IDs; and (ii) only versions of the Opera Mini Browser and Opera Mobile Browser that are installed on Smartphones will contain Client IDs associated with Payable Smartphone Queries. Google and Opera acknowledge that prior to the Amendment Effective Date, Client IDs associated with Payable Smartphone Queries may have been included in some Opera Mini Browsers and Opera Mobile Browsers that are installed on Devices that are not Smartphones. On and from the Amendment Effective Date, the Client IDs which Opera shall implement in respect of Payable Smartphone Queries shall be the following, as applicable: ms-opera-mobile, ms-opera-mini-android, ms-opera-mini-iphone, ms-opera-mobile-android and ms-opera-coast (together with such additional alpha numeric codes as Google may specify to Opera).

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9.7	[***]

(a)	[***]

(b)	[***]

9.8	[***]

10.	Changes and Modification

10.1	With regards to Included Opera Desktop Browsers and those Opera Desktop Browsers which form part of the Existing Install Base, Opera shall where technically possible make changes to the user interface of the default search box within thirty (30) days of the Effective Date to comply with the mock-up in Exhibit A (part c). Opera shall not implement such changes into live use until Google has provided written confirmation of its approval of such changes (such approval to be at Google’s absolute discretion and which may be by email). Google shall provide its written confirmation or rejection within fourteen (14) days from Opera’s request. Failure to notify shall not constitute approval by Google. In the event that the changes are not approved by Google, Opera shall, within fourteen (14) days of notice from Google that the changes are not approved, make further changes to achieve compliance with Exhibit A (part c) and the process in this clause 10.1 of this Schedule One shall again apply.

10.2	In respect of: (a) any new browser that Opera plans to release during the Term which, if released, would be an Included Opera Browser; and (b) any proposed Material Change to an Included Opera Browser or any browser which forms part of the Existing Install Base during the Term (save those changes approved pursuant to clause 10.1 of this Schedule One above), Opera will:

(i)	notify Google of this in writing (including by email) at least thirty (30) days’ prior to the expected launch of such new browser or Material Change and submit a mock up and any other relevant details of the proposed new browser or Material Change for approval by Google; and

(ii)	not implement the proposed Material Change or launch the new browser into live use (as applicable) until Google has provided written confirmation of its approval of such new browser or Material Change (such approval not to be unreasonably withheld and which may be by email) at least fourteen (14) days before the expected launch of such new browser or Material Change, provided that failure to notify shall not constitute approval by Google. Any new mock-ups agreed shall be treated as forming part of Exhibit A and/ or Exhibit B (where applicable, replacing any relevant old mock-ups).

10.3	If at any time during the Term, Opera would like to add additional Search Access Point(s) on any Included Opera Browser or any browser which forms part of the Existing Install Base beyond those listed in Exhibit A and/ or Exhibit B, Opera shall notify Google and the parties shall work together in good faith for the purpose of determining the feasibility of implementing such new Search Access Point. Opera shall not add any new Search Access Point(s) to any Included Opera Browsers or any browsers which form part of the Existing Install Base beyond those listed in Exhibit A and/ or Exhibit B, unless the parties execute a written amendment to this Agreement which permits the same.

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10.4	Opera shall ensure that any proposed changes to the user interface for the g of any Search Access Point comply with the requirements at clause 9 of this Schedule One.

11.	Promotion of Google Accounts and Google Products.

11.1	Opera shall use its reasonable endeavours to:

(a)	where Google makes available an API or other reasonable means for Opera to determine whether an End User is signed in to a Google Account or not, prompt any End User who is not signed in to a Google Account to sign in to or register for a Google Account; and

(b)	subject to clause 11.2 of this Schedule One, promote such Google Products as Google nominates from time to time (or failing such nomination, such Google Products as Opera reasonably nominates): (i) by including links and Brand Features relating to those products in the “Speed Dial” screen of Opera Desktop Browsers, Opera Mini Browsers and Opera Mobile Browsers; and (ii) as otherwise agreed between the parties in writing, provided in each case that Opera reasonably considers that such prompts or promotions (as applicable) would not have a material detrimental impact on the relevant End User’s experience or Opera’s commercial or business interests.

11.2	Google may from time to time notify Opera in writing if Google does not wish Opera to promote certain Google Products under clause 11.1(b). Opera shall cease to promote any Google Products that are the subject of any such notice within 7 days of its receipt of that notice.

12.	Compliance with Google Product Terms.

Without prejudice to Google’s (or the relevant Google Group Company’s) rights and remedies under the terms applicable to any Google Product, Opera shall ensure that, within 60 days from the 2015 Renewal Date, its and its Group Companies’ use of any Google Product (including Google Play and YouTube) is and will thereafter remain in accordance with the terms that apply to that Google Product.

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EXHIBIT A

[***]

28

EXHIBIT B

[***]

29

EXHIBIT C

Not used.

EXHIBIT D

Not used.

EXHIBIT E

Not used.

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Exhibit F

Client Application Guidelines

Client Application Guidelines for Applications Bundled With Google Products

1. Introduction. People using Google’s services or products distributed with Google Products should have clear disclosure, meaningful choice and the best experience possible. Users should not have to deal with illegal, misleading, deceptive, harmful or hard-to-uninstall software. Google’s “Software Principles” (available at http://www.google.com/about/company/software-principles.html) and “Unwanted Software Policies” (available at http://www.google.com/about/company/unwantedsoftwarepolicy.html) and these Client Application Guidelines (“Guidelines”) govern any applications bundled with a Google Product for distribution (each a “Distributor App”) and any Third Party Bundled Apps (as defined in Section 7 of these Guidelines). Collectively, the Software Principles and the Unwanted Software Policies shall constitute the “Policies”.

Capitalized terms not defined in these Guidelines are defined in the Google Distribution Agreement between Distributor and Google (“Agreement”). If these Guidelines conflict with the terms of the Agreement, the Agreement will control. Any reference in these Guidelines to an “application” means an application, plug-in, extension, helper, component or other executable code.

2. Compliance.

2.1. Bundle Distribution. Bundling and distribution of the Google Products together with the Distributor Apps must be performed in accordance with the Agreement. Distributor must ensure that the Distributor Apps (and any updated or subsequent versions of those applications) comply at all times with these Guidelines and the Policies, each of which may be amended from time to time.

2.2. Enforcement. At any time during the Term, Google may re-examine a Distributor App for compliance with these Guidelines and the Policies, and Distributor agrees to fully cooperate with Google in any such reexamination. In addition to any other right of suspension or termination in the Agreement, (a) Google may suspend bundling and distribution of the Google Products in association with any Distributor App that is not in compliance with these Guidelines or the Policies until such noncompliance has been cured (as determined by Google in its sole discretion); and (b) if Distributor does not remedy any such noncompliance within 30 days of notice or is not in compliance with these Guidelines or the Policies more than twice during the Term, regardless of cure, Google may terminate the Agreement (in whole or in part).

3. End User Choice. For purposes of these Guidelines, “User Choice” means an option that can be switched between “on”, “yes” or something similar and “off”, “no” or something similar by the End User with a single action (e.g. a click on a button). Except as permitted under Section 5 of these Guidelines, during the download, installation or update of a Distributor App, End Users must be presented a separate User Choice for each installation option, user selection or user consent, and each such User Choice (a) must be displayed as a separate line item with a separate checkbox or similar acknowledgement, and (b) must be selectable without having to take any other action (e.g. no inactive checkboxes). Distributor must not mislead the End User into selecting or accepting a particular User Choice.

4. No Misleading, Deceptive or Harmful Practices.

4.1. Clear Download and Installation Choices.

(a) A Distributor App may not be downloaded to an End User’s computer without full, accurate, clear and conspicuous disclosure and End User consent to the download (i.e. no “drive-by” downloads).

(b) Installation screens for Distributor Apps must ensure that the End User consents to the installation. The first installation screen upon downloading a Distributor App must fully, accurately, clearly and conspicuously disclose to the End User the name of the Distributor App, the entities responsible for it, the principal and significant features of the Distributor App, and the end user license agreement and privacy policy applicable to such Distributor App. The first installation screen must also conform to the installation screen mockup(s) attached to the Agreement, if any.

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(c) A Distributor App must not use, or permit a third party to use, an End User’s computer for any purpose unless (i) such use is fully, accurately, clearly and conspicuously disclosed to the End User, and (ii) the End User consents to such use.

(d) Distributor must not induce an End User to install a software component by intentionally misrepresenting that it is necessary for security or privacy, or in order to open, view or play a particular type of content.

4.2. Prohibited Behavior. A Distributor App must not engage in illegal, misleading, deceptive, harmful, harassing, or otherwise annoying practices, or practices that tend to degrade the speed or overall quality of an End User’s experience (in each case, as determined by Google in its sole discretion). For example, a Distributor App may not do any of the following:

(a) Intentionally create, facilitate the creation of, or exploit any security vulnerabilities in an End User’s computer.

(b) Trigger pop-ups, pop-unders, exit windows, or similar obstructive or intrusive functionality that materially interferes with an End User’s web navigation or browsing or the use of his or her computer.

(c) For a period of six months after an End User declines to take (or reverses) an action with respect to that Distributor App (including, without limitation, during installation, use, update or uninstallation of a Distributor App), re-prompt the End User to take, or try to deceive the End User into taking, such action.

(d) Redirect browser traffic away from valid DNS entries.

(e) Interfere with or bypass general browser messaging, functionality or performance, including without limitation general rendering of web pages (for example, by injection of html code into web pages viewed by the End User on a browser, where such html code is not provided specifically for the purpose of enhancing either (i) the quality of rendering or (ii) the speed of rendering of the page called by the End User).

(f) Engage in an activity that violates any applicable law or regulation.

(g) Contain any viruses, worms, trojan horses, or the like.

4.3. Personally Identifiable Information. If a Distributor App collects an End User’s personally identifiable information or transmits such information to any entity other than the End User, or collects or transmits information related to an End User’s computer, or Internet usage or activity in a manner that could collect or transmit such End User’s personally identifiable information (such as through keystroke logging), prior to the first occurrence of any such collection or transmission, Distributor must (a) fully, accurately, clearly and conspicuously disclose: (i) the type of information collected (described with specificity in the case of personally identifiable information), (ii) the method of collection (e.g. by registration, etc.) and (iii) the location of (i.e. a link to) the privacy policy that governs the collection, use and disclosure of the information, and (b) obtain the End User’s consent to such collection and/or transmission.

4.4. Transparency.

(a) Any disclosure made in connection with a Distributor App must be designed so that it will be read by and adequately inform a typical user. The appearance (e.g. font size, color, shading) of any such disclosure should be as prominent as other information on the same screen or page.

(b) Neither Distributor nor any of its distribution or bundling partners may mislead End Users or create End User confusion with regard to the source, owner, purpose, functionality or features of Distributor Apps. Every Point of Contact for a Distributor App must clearly, conspicuously, accurately and consistently identify the Distributor as the source of that application and the associated functionality. A “Point of Contact” is any point of contact with an End User that is related to a Distributor App, including without limitation (i) web pages promoting the Distributor App or from which the Distributor App is made available for download, (ii) the Distributor App offer and installation screens, (iii) the Distributor App user interface, and (iv) information regarding the Distributor App in the operating system menu of an End User’s computer.

4.5. No Misleading Google Branding or Attribution. Distributor Apps, and any related collateral material, must not claim endorsement or support from Google or use Google branding to mislead or confuse End Users regarding the source or owner of the Distributor Apps.

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5. Changes to an End User’s Settings.

5.1. Restriction. A Distributor App may not (a) make changes to the operating system or application or data settings on an End User’s computer (“End User Settings”); or (b) modify the operation or display of other applications or websites (other than websites that Distributor owns) on an End User’s computer.

5.2. Expected Changes to End User Settings. Notwithstanding Section 5.1 of these Guidelines, a Distributor App may make changes to End User Settings, so long as (a) the End User could reasonably expect such changes to be made in connection with his or her use of the Distributor App (as determined by Google in its sole discretion), (b) Distributor fully, accurately, clearly and conspicuously discloses the changes and the practical effect of such changes to the End User, and (c) the End User consents to make such changes.

5.3. Minor Changes to End User Settings. Notwithstanding Section 5.1 of these Guidelines, a Distributor App may make minor changes to an End User’s computer, so long as the End User could reasonably expect such changes to be made in connection with his or her use of the Distributor App (as determined by Google in its sole discretion).

6. EULA and Privacy Policy. Each Distributor App must comply with all applicable laws and regulations and must be distributed pursuant to an end user license agreement (“EULA”) that complies with all applicable laws and regulations. Distributor and its Distributor App(s) must comply with the EULA and Distributor’s privacy policy. The applicable EULA and privacy policy must be readily and easily accessible during the download and installation process, as well as from a link in each Distributor App. If a Distributor App collects or transmits any information related to the End User's use of his or her computer that is not required to be disclosed and consented to pursuant to Section 4.3 of these Guidelines, then the collection and use of such other information must be clearly and conspicuously disclosed in the applicable privacy policy.

7. Third Party Bundled Applications.

7.1. Additional Terms for Third Party Bundled Applications. Subject to Google’s prior written approval and the terms of the Agreement, Distributor may offer a third party application during the download, installation or update of a Distributor App (each a “Third Party Bundled App”) so long as any such Third Party Bundled Apps comply with all the requirements applicable to the Distributor Apps set forth in these Guidelines. Without limiting the foregoing, all of Google’s rights and Distributor’s obligations with respect to Distributor Apps set forth in these Guidelines will apply to all Third Party Bundled Apps. Distributor may distribute Third Party Bundled Apps subject to the following additional terms: (a) Third Party Bundled Apps must not be targeted to minors (as determined by Google in its sole discretion). (b) If Google (i) receives or is otherwise aware of complaints or regulatory inquiries related to a particular Third Party Bundled App or class of applications or (ii) determines that a particular Third Party Bundled App or class of applications is illegal or encourages illegal activity, or is harmful, deceptive or annoying to users, Google may restrict Distributor from distributing the Distributor App bundled with such Third Party Bundled Apps or a class of applications. (c) Every Point of Contact for each Third Party Bundled App must clearly, conspicuously, accurately and consistently identify the applicable third party as the source of that application and the associated functionality.

8. Deactivation and Uninstallation. The uninstallation process for each Distributor App must be simple and easy for a typical End User to understand. Each Distributor App must provide End Users with the option to completely uninstall such application from the customary place for the applicable operating system (e.g. Add/Remove Programs control panel in Windows), except where a Distributor App is preloaded on a mobile phone or tablet by the Original Equipment Manufacturer prior to its initial sale to a consumer. Once a Distributor App is uninstalled, no process, functionality or design elements related to that application should remain. Once an End User disables a Distributor App, such application must not be re-enabled without the End User’s consent.

9. Legal. Distributor must ensure that any Distributor Apps and Third Party Bundled Apps comply with the Policies and the applicable provisions of these Guidelines.

10. Updates. Google will provide Distributor with 30 days prior written notice of any updates to these Guidelines.

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Exhibit G

Part One

[***]

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Exhibit G Part Two

Mobile Browser Guidelines

1. Definitions:

1.1. Approved App Store: Any mobile-device or tablet-device application store approved by Google in writing for distribution of the Approved Distribution App.

1.2. Approved Distributor: Any mobile phone or tablet service provider or manufacturer approved in writing by Google for pre-loaded distribution of the Approved Distribution App.

1.3. Approved Distribution App: any Google Opera Browser that has been installed or updated from an Approved App Store or pre-loaded by an Approved Distributor.

2. Software Policies: All Approved Distribution Apps must be compliant with Google’s Software Principles (available at: https://www.google.com/about/company/software-principles.html, or any updated URL provided by Google from time to time) and Unwanted Software Policies (available at: https://www.google.com/about/company/unwanted-software-policy.html, or any updated URL provided by Google from time to time).

3. User Acquisition Policies:

3.1. A Google Opera Browser may only be distributed on an Approved App Store or through an Approved Distributor, each of which must be approved by Google in writing prior to launching distribution on such channel.

3.2. Approved Distribution App may only be distributed as a stand-alone application, and may never be bundled with other secondary applications, offers, and/or ads.

3.3. Approved Distribution App may not in any way deceive or confuse users in the process leading to installation. For example, Approved Distribution App may not directly or indirectly engage in or benefit from the following behavior:

3.3.1. Promotion via deceptive ads, websites, apps or other properties, including simulated system, service, or app notifications or alerts;

3.3.2. Promotion or install tactics which cause redirection to Approved App Store or the download of the Approved Distribution App without informed user action;

3.3.3. Unsolicited promotion via SMS services;

3.3.4. Exploitation of device security vulnerabilities in order to initiate download and/or installation of the Approved Distribution App;

3.3.5. Except through Approved Distributors, pre-installation of either the Approved Distribution App or a bookmark to the Approved Distribution App through any means including, but not limited to, OEM, carrier, store-front, or sign-up processes. The only acceptable install path, other than through Approved Distributors, is when a user installs the Approved Distribution App themselves from an Approved App Store; or

3.3.6. Promotion via incentives for installing, including, but not limited to offering money, in-game currencies, or discounts for products, apps, game rewards or services.

3.4. It is the Distributor’s responsibility to ensure that no ad network or affiliate uses such methods to direct users to pages that make the Approved Distribution App available for download.

4. Application Content Policies: These content policies apply to any content the Approved Distribution App displays or links to, including any ads it shows to users and any user-generated content it hosts or links to. Further, they apply to any content from the developer account displayed in any Approved App Store, including the developer name and the landing page of the listed developer website.

4.1. Sexually Explicit Material: Approved Distribution Apps that contain or promote pornography are prohibited; this includes sexually explicit or erotic content, icons, titles, or descriptions.

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4.2. Child Sexual Abuse Imagery: Google has a zero-tolerance policy against child sexual abuse imagery. If we become aware of content with child sexual abuse imagery, we will report it to the appropriate authorities.

4.3. Violence and Bullying: Approved Distribution Apps should not contain graphic images or accounts of physical trauma, to include gratuitous portrayals of bodily fluids or waste. Approved Distribution Apps should not contain materials that threaten, harass or bully other users.

4.4. Hate Speech: Approved Distribution Apps must not contain content advocating against groups of people based on their race or ethnic origin, religion, disability, gender, age, nationality, veteran status, sexual orientation, or gender identity.

4.5. Sensitive Events: Approved Distribution Apps must not contain content which may be deemed as capitalizing on or lacking reasonable sensitivity towards a natural disaster, atrocity, conflict, death, or other tragic event.

4.6. Impersonation or Deceptive Behavior: Don't pretend to be someone else, and don't represent that your Approved Distribution App is authorized by or produced by another company or organization if that is not the case. Approved Distribution Apps must provide accurate disclosure of their functionality and should perform as reasonably expected by the user.

4.6.1. Approved Distribution Apps or the ads they contain must not mimic functionality or warnings from the operating system or other apps, including without limitation having any app-level or OS-level notification functionality that is false or misleading.

4.6.2. Approved Distribution Apps must not contain false or misleading information or claims in any content, title, icon, description, or screenshots, including without limitation in any app-level or OS-level notifications.

4.6.3. Approved Distribution Apps must not divert users or provide links to any other site that mimics or passes itself off as another app or service.

4.6.4. Approved Distribution Apps must not have names or icons that appear confusingly similar to another product, app, or service, or to apps supplied with the device (such as Camera, Gallery or Messaging).

4.7. Intellectual Property: Approved Distribution Apps must not infringe on the intellectual property rights of others, (including patent, trademark, trade secret, copyright, and other proprietary rights), or encourage or induce infringement of intellectual property rights. In addition:

4.7.1. Approved Distribution App may not include the ability to download music or video content from third party sources (e.g. YouTube, SoundCloud, Vimeo, etc) without explicit authorization from those sources;

4.7.2. Approved Distribution App may not use any form of Google branding without explicit approval from Google.

4.8. Personal and Confidential Information: Approved Distribution Apps may not collect, publish or disclose user’s private and confidential information in ways the user has not consented to. This includes, but is not limited to, credit card numbers, government identification numbers, driver's and other license numbers, non-public contacts, or any other information that is not publicly accessible.

4.9. Illegal Activities: Approved Distribution Apps must not engage in or promote unlawful activities.

4.10. Gambling: We don’t allow content or services that facilitate online gambling, including but not limited to, online casinos, sports betting and lotteries, or games of skill that offer prizes of cash or other value.

4.11. Dangerous Products: Approved Distribution Apps must not contain, promote, or encourage content that harms, interferes with the operation of, or accesses in an unauthorized manner, networks, servers, application programming interfaces (APIs), or other infrastructure. For example:

4.11.1. Don't transmit or link to viruses, worms, defects, Trojan horses, malware, or any other items that may introduce or exploit security vulnerabilities to or harm user devices, apps, or personal data.

4.11.2. Apps that collect information (such as the user's location or behavior) without the user's knowledge (spyware) are prohibited.

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4.11.3. Malicious scripts and password phishing scams are also prohibited, as are apps that cause users to unknowingly download or install apps from any source.

4.11.4. Approved Distribution App may not modify, replace or update its own APK binary code using any method other than the Applicable App Store’s update mechanism.

4.12. System Interference:

4.12.1. Approved Distribution App (or its components or derivative elements) must not make changes to the user’s device outside of the app unless such change is clearly and prominently presented to the user and the user explicitly consents. This includes behavior such as replacing or reordering the default presentation of apps, widgets, or the settings on the device. If an app makes such changes with the user’s knowledge and consent, it must be clear to the user which app has made the change and the user must be able to reverse the change easily, or by uninstalling the app altogether.

4.12.2. Approved Distribution App may not request or otherwise obtain admin-access to the End User’s device.

4.12.3. Approved Distribution App must not introduce any security vulnerabilities, and must be updated as needed to maintain adequate security.

4.12.4. Approved Distribution Apps and their ads must not modify or add browser settings or bookmarks, add homescreen shortcuts, or icons on the user’s device as a service to third parties or for advertising purposes.

4.12.5. Approved Distribution Apps and their ads must not display advertisements through system level notifications on the user’s device, unless the notifications derive from an integral feature provided by the installed app (e.g., an airline app that notifies users of special deals, or a game that notifies users of in-game promotions).

4.12.6. Approved Distribution Apps must not encourage, incentivize, or mislead users into removing or disabling third-party apps.

5. Approved Distribution App Prohibited behavior. An Approved Distribution App must not engage in illegal, misleading, deceptive, harmful, harassing, or otherwise annoying practices, or practices that tend to degrade the speed or overall quality of an end user’s experience (in each case, as determined by Google in its sole discretion). For example, an Approved Distribution App may not do any of the following:

5.1. Change the appearance and/or content of websites that are not owned by the publisher of the Approved Distribution App (unless otherwise approved by Google)

5.2. Create unpredictable network usage that has an adverse impact on a user's service charges or an authorized carrier's network. Apps also may not knowingly violate an authorized carrier's terms of service for allowed usage or any Google terms of service.

5.3. Send SMS, email, or other messages on behalf of the user without providing the user with the ability to confirm content and intended recipient.

5.4. When posted in an Approved App Store, Approved Distribution App should not:

5.4.1. Post repetitive content

5.4.2. Use irrelevant, misleading, or excessive keywords in apps descriptions, titles, or metadata

5.4.3. Attempt to change the placement of any Product in the Approved App Store, or manipulate any product ratings or reviews by unauthorized means such as fraudulent installs, paid or fake reviews or ratings, or by offering incentives to rate products

5.5. Approved Distribution App may not facilitate the distribution of software applications and games for use on devices outside of the Approved App Store.

6. Ad Policy: The policy below covers all ads that are served in the Approved Distribution App.

6.1. Ads appearing within the Approved Distribution App are considered part of the Approved Distribution App for purposes of content review and compliance with these Terms. Therefore, all of the policies referenced above also apply to ads served in the Approved Distribution App.

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6.2. Ads Context: Ads must not simulate or impersonate the user interface of any app, or notification and warning elements of an operating system. It must be clear to the user which app each ad is associated with or implemented in.

6.3. Ad Walls and Interstitial Ads: Interstitial ads may only be displayed inside of the app they came with. Forcing the user to click on ads or submit personal information for advertising purposes in order to fully use an app is prohibited. A prominent and accessible target must be made available to users in any interstitial ad so they may dismiss the ad without penalty or inadvertent click-through.

6.4. Interfering with Apps and Third-party Ads: Ads associated with your app must not interfere with other apps or their ads.

7. Application Removal: Approved Distribution App must be easily removable and/or uninstallable through the customary removal method of the End User’s operating system.

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